Exhibit 99.1

TRACK DATA REPORTS STATUS OF CEO WELLS NOTICE

Brooklyn, New York - May 13, 2005 - Track Data Corporation (Nasdaq: TRAC).

As previously reported in April, 2004, Barry Hertz, Track Data's Chairman and CEO, received a Wells Notice from the staff of the Securities and Exchange Commission ("SEC") relating to alleged insider trading by Mr. Hertz in Track Data shares. The notice was not directed to Track Data or any other member of its management. Mr. Hertz and the staff have had extensive discussions since the notice was filed. Such discussions have ended, and the staff of the enforcement division of the SEC has informed him that they are recommending to the Commission that a civil enforcement proceeding be commenced.